SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 17, 2009

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, CA 92612
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

We held our annual meeting of shareholders on July 17, 2009.  At that meeting, our shareholders approved each proposal that we described in our proxy statement for that meeting. Among those proposals was an amendment to our 2006 Long-Term Equity Incentive Plan, to permit an exchange of outstanding options.  As we noted in our proxy statement, the amendment required consent of Levine Leichtman Capital Partners IV, L.P., which is the holder of an outstanding warrant to purchase 1,564,324 shares of our common stock.  To obtain the holder's consent, we agreed to an antidilution adjustment to that warrant, which reduces the exercise price of the warrant from $2.4672 per share to $1.44 per share, effective upon adoption of the related proposal.

Levine Leichtman Capital Partners IV, L.P. also holds our promissory notes in the aggregate principal amount of $25,000,000, and another warrant, to purchase for a nominal exercise price 283,985 additional shares of our common stock.

ITEM 9.01                     FINANCIAL STATEMENTS AND EXHIBITS.

One exhibit is filed with this report:

10.19a                             Amendment dated July 17, 2009 to FMV Warrant dated June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: July 23, 2009	By:	/s/ Jeffrey P. Fritz
Jeffrey P. Fritz Senior Vice President and Chief Financial Officer Signing on behalf of the registrant